EXHIBIT 4.2

THE TOLEDO EDISON COMPANY

OFFICER’S CERTIFICATE

Creating the

7.25% SENIOR SECURED NOTES DUE 2020

I, Randy Scilla, the Assistant Treasurer of The Toledo Edison Company (the “Company”), pursuant to the authority granted in the resolutions of the Board of Directors of the Company dated January 22, 2009 and April 22, 2009 and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”) under the Indenture of the Company dated as of November 1, 2006 (the “Base Indenture”), as supplemented and amended by a supplemental indenture dated as of April 24, 2009 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) that:

1.
The Securities to be issued under the Indenture shall be designated “7.25% Senior Secured Notes due 2020” (the “Senior Secured Notes”).  The aggregate principal amount of Senior Secured Notes shall be limited to $300,000,000.  All capitalized terms used in this certificate which are not defined herein but are defined in the form of the Senior Secured Notes attached hereto as Exhibit A shall have the meanings set forth in such Exhibit A; all other capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto but are defined in the Indenture shall have the meanings set forth in the Indenture;

2.	The Senior Secured Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on May 1, 2020;

3.	The Senior Secured Notes shall bear interest as provided in the form of the Senior Secured Notes set forth in Exhibit A hereto;

4.	Each installment of interest on the Senior Secured Notes shall be payable as provided in the form of the Senior Secured Notes set forth in Exhibit A;

5.
The principal (and premium, if any) and each installment of interest on the Senior Secured Notes shall be payable at, and registration of transfers and exchanges in respect of the Senior Secured Notes may be effected at, the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York or the City of Akron, State of Ohio; provided that payment of interest (subject to surrender to the Paying Agent when such interest is due at Maturity) may be made at the option of the Company by check mailed to the address of the Person entitled thereto or by wire transfer to an account at a financial institution in the United States designated to the Paying Agent by the Person entitled thereto at least fifteen (15) calendar days prior to the related Interest Payment Date; and provided further that so long as the Senior Secured Notes are registered in the name of The Depository Trust Company (“DTC”), or its nominee as discussed below, all payments of principal (and premium, if any) and interest in respect of the Senior Secured Notes will be made in immediately available funds. Notices and demands to or upon the Company in respect of the Senior Secured Notes and the Indenture may be served at the office or agency of the Company in The City of New York or the City of Akron, State of Ohio. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates any such office or agency and such agent.  The Trustee will be the Security Registrar and the Paying Agent for the Senior Secured Notes;

6.	The Senior Secured Notes shall be redeemable as provided in the form of the Senior Secured Notes set forth in Exhibit A hereto;

7.	The Senior Secured Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

8.
As provided for in the Indenture, the Senior Secured Notes will be secured by a series of Bonds issued under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor mortgage trustee, as supplemented and modified, entitled First Mortgage Bonds, 7.25% Series of 2009 Due 2020 (the “Bonds of 7.25% Series”) and delivered by the Company to the Trustee for the benefit of the holders of the Senior Secured Notes and such Bonds are designated as Bonds of a Specified Series;

9.
The Senior Secured Notes shall be initially issued in global form registered in the name of Cede & Co. (as nominee for DTC, the initial securities depositary); provided, that the Company reserves the right to provide for another depositary, registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to act as depositary for the global Senior Secured Notes (DTC and any such successor depositary, the “Depositary”); beneficial interests in the Senior Secured Notes issued in global form may not be exchanged in whole or in part for individual certificated Senior Secured Notes in definitive form, and no transfer of a global Senior Secured Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if, among other things, the Depositary (A) has notified the Company that it is unwilling or unable to continue as depositary for the global Senior Secured Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary for such global Senior Secured Notes has not been appointed by the Company within 90 days after the Company has received such notice or become aware of such cessation, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Senior Secured Notes, will authenticate and deliver Senior Secured Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Senior Secured Notes representing such Senior Secured Notes in exchange for such global Senior Secured Notes, such definitive Senior Secured Notes to be registered in the names provided by the Depositary; each global Senior Secured Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Senior Secured Notes to be represented by such global Senior Secured Note (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such global Senior Secured Notes to any person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global Senior Secured Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Senior Secured Notes in global form will contain restrictions on transfer, substantially as described in the forms set forth in Exhibit A hereto.  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Senior Secured Notes issued in global form held on their behalf by the Depositary or by a custodian for the Depositary or under such Senior Secured Note in global form, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Senior Secured Note in global form for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Senior Secured Note in global form;

10.
The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Senior Secured Notes, any depositary records of beneficial interests or for any transactions between the Depositary and beneficial owners;

11.
No service charge shall be made for the registration of transfer or exchange of the Senior Secured Notes; provided, however that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

12.	The Senior Secured Notes shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

13.
The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance, authentication and delivery of the Senior Secured Notes and contained in the Base Indenture relating to the execution and delivery by the Trustee of the First Supplemental Indenture and the definitions in the Indenture relating thereto and in respect of compliance with which this certificate is made;

14.
The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture and the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

15.
In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with;

16.
In the opinion of the undersigned, such conditions and covenants and conditions precedent (a) provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the issuance, authentication and delivery of the Senior Secured Notes as requested in the Company Order; and (b) provided for in the Base Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the execution and delivery by the Trustee of the First Supplemental Indenture have been complied with; and

17.
In the opinion of the undersigned, in connection with the issuance of the Senior Secured Notes and the securing thereof by the Bonds of 7.25% Series, the Company having executed and delivered the First Supplemental Indenture and issued and delivered to the Trustee its First Mortgage Bonds, 6.15% Series of 2009 Due 2037 to secure the Company’s existing outstanding $300,000,000 principal amount of 6.15% Senior Notes Due 2037, the covenant of the Company contained in Section 608(a) of the Indenture has been complied with.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 24th day of April, 2009.

/s/ Randy Scilla__________
Name:                      Randy Scilla
Title:                      Assistant Treasurer

Signature Page to Officer’s Certificate – Senior Note Indenture

EXHIBIT A

FORM OF SENIOR SECURED NOTE

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	R-1	$300,000,000.00
CUSIP No.	889175BE4
THE TOLEDO EDISON COMPANY

7.25% SENIOR SECURED NOTE DUE 2020

The Toledo Edison Company, a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on May 1, 2020 (the “Maturity Date”), and to pay interest on said principal sum, semiannually on May 1 and November 1 of each year beginning on November 1, 2009 (each an “Interest Payment Date”) at the rate of SEVEN AND TWENTY-FIVE HUNDREDTHS PER CENTUM (7.25%) per annum until the principal hereof is paid or made available for payment.  Interest on the Securities of this series will accrue from April 24, 2009 or from the last Interest Payment Date to which interest has been paid or duly provided for.  In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that if the Securities of this series are not held by a securities depositary in book entry only form, the Regular Record Date will be the close of business on the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date.  Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal is payable.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such

Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York, or the City of Akron, State of Ohio, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security (subject to surrender to the Paying Agent when such interest is due at Maturity) may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account at a financial institution in the United States designated to the Paying Agent by the Person entitled thereto at least fifteen (15) calendar days prior to the related Interest Payment Date; and provided further, that so long as the Securities of this series are registered at a financial institution in the United States in the name of The Depository Trust Company or a nominee thereof, all payments of principal (and premium, if any) and interest in respect of the Securities of this series will be made in immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, The Toledo Edison Company has caused this instrument to be executed on behalf of the Company by its Treasurer and attested by its Corporate Secretary.

Dated:___________________

The Toledo Edison Company

By: _________________________________
Name: Randy Scilla
Title: Assistant Treasurer
ATTEST:

By: _____________________________
Name: Rhonda S. Ferguson
Title: Corporate Secretary

CERTIFICATE OF AUTHENTICATION

                                            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By: _____________________________
Authorized Signatory

[REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 1, 2006 (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on April 24, 2009 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Until the Discharge Date (as hereinafter defined), the Securities of this series will be secured by a series of first mortgage bonds entitled First Mortgage Bonds, 7.25% Series of 2009 Due 2020 (the “Senior Note Mortgage Bonds”) issued and delivered by the Company to the Trustee for the benefit of the Holders of the Securities of this series, issued under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947, from the Company to The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Mortgage Trustee”), as supplemented and modified (collectively, the “Mortgage”).  Reference is made to the Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Senior Note Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of first mortgage bonds under the Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.  As used herein, “Discharge Date” means the date that all the Senior Note Mortgage Bonds have been retired (whether at, before or after the maturity thereof) through payment, redemption, purchase, defeasance or otherwise.

From and after the Discharge Date, the Senior Note Mortgage Bonds shall cease to secure the Securities of this series in any manner.  In certain circumstances prior to the Discharge Date as provided in the Indenture, the Company is permitted to reduce the aggregate principal amount of the Senior Note Mortgage Bonds held by the Trustee, but in no event prior to the Discharge Date to an amount less than the aggregate outstanding principal amount of the Securities of this series.

The Securities of this series shall be redeemable, in whole or in part, at the Company’s option, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Securities of this series to be redeemed at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Adjusted Treasury Rate (as defined below) and 50 basis points, plus, in each case, accrued and unpaid interest on the Securities of this series being redeemed to the Redemption Date.  Notwithstanding the foregoing, the Company may not redeem any Securities of this series at a Redemption Price in excess of 103% of the principal amount of such Securities of this series without supplemental state regulatory approval.  Prior to any redemption of Securities of this series at a Redemption Price in excess of 103% of the principal amount thereof, the Company shall deliver to the Trustee an Officer’s Certificate to the effect that all approvals required by any government authority as a condition to the redemption of such Securities of this series at a Redemption Price in excess of 103% of the principal amount thereof have been obtained and are in full force and effect.

“Adjusted Treasury Rate” means, with respect to any redemption date:

• the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)”, or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from these yields on a straight line basis, rounding to the nearest month) or

• if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the Redemption Date.  The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities (“Remaining Life”).

“Comparable Treasury Price” means with respect to any Redemption Date (a) the average of four Reference Treasury Dealer Quotations (as defined below) for the Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations (as defined below), or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

“Reference Treasury Dealer” means: (1) each of Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

“Remaining Scheduled Payments” means, with respect to the Securities of this series to be redeemed, the remaining scheduled payments of principal of and interest on such Securities of this series that would be due after the related Redemption Date but for such redemption.  If such redemption date is not an Interest Payment Date with respect to such Securities of this series, the amount of the next succeeding scheduled interest payment on such Securities of this series will be reduced (for purposes of this definition) by the amount of interest accrued on such Securities of this series to such Redemption Date.

The Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

On and after the redemption date, interest will cease to accrue on the Securities of this series or any portion of such Securities called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest or in the case of a conditional redemption, as described below, the Redemption Price and accrued interest shall not have been received).  On or before the Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Securities of this series to be redeemed on such date.  If less than all the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee, by such method as the Trustee shall deem fair and appropriate.

Any notice of redemption of Securities of this series may state that such redemption shall be conditional upon the receipt by Paying Agent or Agents for the Securities of this series to be redeemed, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price of such Securities of this series and that if such money shall not have been so received, such notice shall be of no force or effect and the Company shall not be required to redeem such Securities of this series.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Indenture and the Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (except as provided in Section 308 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.